UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 27, 2018 (March 26, 2018)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 27, 2018, Herc Holdings Inc. (the “Company”) announced that Barbara L. Brasier, its Senior Vice President and Chief Financial Officer, has informed the Company of her retirement for personal reasons, effective April 30, 2018. The Company thanks Ms. Brasier for her many contributions while serving as Chief Financial Officer and offers its best wishes in her future endeavors.
In connection with Ms. Brasier’s retirement, the Company, through its Herc Rentals Inc. subsidiary, and Ms. Brasier entered into a Retirement and Separation Agreement dated March 26, 2018 pursuant to which Ms. Brasier will receive the following benefits:
•	a cash separation benefit of $824,500, which is equal to her 2017 annual base salary and target annual performance bonus, payable in a lump sum no later than 30 days after her retirement date;
•	an additional cash separation benefit of $113,167, which is equal to her prorated 2018 target annual performance bonus, payable in a lump sum no later than 30 days after her retirement date;
•	employer subsidization of COBRA costs for up to 12 months after her retirement date;
•	up to $25,000 for professional transition services retained in connection with her retirement; and
•	prorata vesting of outstanding stock options, restricted stock units and performance stock units held by Ms. Brasier.
In addition, Ms. Brasier has agreed to customary non-compete and non-solicitation covenants for the 12 months following her retirement.
Mark Humphrey will serve as interim Chief Financial Officer effective upon Ms. Brasier’s retirement until the Company’s next Chief Financial Officer is identified and appointed.  Mr. Humphrey has served as the Company’s Vice President, Controller and Chief Accounting Officer since April 2017 and will continue to serve in those roles in addition to assuming the duties of interim Chief Financial Officer.  Mr. Humphrey will receive an additional stipend of $10,000 for each full or partial month of service during his transition and service as the interim Chief Financial Officer.  In addition, his target annual performance bonus for 2018 will be adjusted to reflect his transition and service in the interim role and during such period will be equal to 70% of his annual base salary plus stipend.
Prior to joining the Company, Mr. Humphrey, age 46, was employed by Alico, Inc., a Nasdaq listed agribusiness and resource management company. He served as Chief Financial Officer of Alico from June 2011 through June 2015, as well as Alico’s Chief Accounting Officer prior to joining the Company. Mr. Humphrey’s previous experience included roles as the Chief Financial Officer for The Compass Management Group, LLC, a property management company, from 2009 until June 2011 and in senior financial roles with Source Interlink Companies, a publishing and fulfillment company, from 2004 until 2009. He began his career in public accounting with PricewaterhouseCoopers LLP.
ITEM 7.01   REGULATION FD DISCLOSURE.
On March 27, 2018, the Company issued a press release announcing Ms. Brasier’s retirement, which is furnished as Exhibit 99.1 to this Form 8-K.
The information in this Item 7.01 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.
Exhibit Number	Description

99.1	Press Release of Herc Holdings Inc. dated March 27, 2018 announcing the retirement of Chief Financial Officer Barbara Brasier

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Lawrence H. Silber
Name:	Lawrence H. Silber
Title:	President and Chief Executive Officer
Date: March 27, 2018